Exhibit 10.26

THIS NOTE IS SUBJECT TO THE TERMS OF A JUNIOR SUBORDINATION AGREEMENT, DATED AS OF MAY 11, 2006, BETWEEN THE CIT GROUP/BUSINESS CREDIT, INC., WORLD FOCUS AND ESSAR INFRASTRUCTURE LIMITED, F/K/A ESSAR GLOBAL LIMITED

PROMISSORY NOTE

$1,440,837.97	May 11, 2006

For value received, the undersigned, Aegis Communications Group, Inc., a Delaware corporation (the “Company”), hereby PROMISES TO PAY to the order of Essar Infrastructure Limited, f/k/a Essar Global Limited (the “Lender”), the principal sum of $1,440,837.97 together with interest in arrears from and including the date hereof on the unpaid principal balance until such principal balance is paid in full. The Company agrees to make all payments under this Promissory Note to the order of the Lender, in lawful money of the United States of America and in immediately available funds, to such account or place as the Lender may request in writing ten (10) days prior to any such payment.

The Company agrees to pay simple interest on the unpaid principal amount of this Promissory Note until such principal amount shall be paid in full, simple interest, at a rate per annum equal to 0.50% per annum above the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on the Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two business days before the first day of each Interest Period (defined below).

Each interest period shall be a period having a duration of three months (an “Interest Period”). The initial Interest Period shall begin on the date hereof and each subsequent Interest Period shall begin on the last day of the immediately preceding Interest Period. Interest shall be payable in arrears at the end of each Interest Period and shall be calculated on the basis of actual number of days elapsed.

Notwithstanding any other provision of this Promissory Note, the Lender does not intend to charge, and the Company shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be credited to reduce principal hereunder. Except as otherwise provided herein, all payments received by the Lender hereunder will be applied first to costs of collection, if any, then to accrued but unpaid interest and the balance to principal.

The Company shall pay interest on the amount of any principal, interest or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) per annum above the rate per annum of interest set forth in the second paragraph of this Note (the “Default Rate”).

Company shall repay the outstanding principal amount of this Promissory Note on demand. Interest hereunder shall be payable on the last day of each Interest Period in arrears commencing on May 12, 2006 (each such date being an “Interest Payment Date”) with the final payment of all unpaid interest on the date principal is paid in full hereunder.

The Company shall pay such interest only in cash, unless the Lender (in its sole discretion) agrees such interest to be capitalized on any such Interest Payment Date and added to the principal amount of this Promissory Note, which additional amount shall bear interest and otherwise be payable in accordance with the terms and conditions of this Promissory Note.

The Lender shall have the right at any time to request that any or all capitalized interest added to the principal amount of this Promissory Note be evidenced by a separate promissory note or notes in substantially the form of this Promissory Note.

If any day on which a payment is due pursuant to the terms of this Promissory Note is not a day other than a Saturday or a Sunday on which banks in the State of New York are generally open for business (a “Business Day”), such payment shall be due on the next Business Day following such date and interest shall accrue on the accrued and unpaid interest during such extension of time; provided, that any such interest accruing for such extension of time shall be due and payable on the immediately succeeding Interest Payment Date.

This Promissory Note may be prepaid at any time, without premium or penalty, in whole or in part, together with accrued interest to the date of such prepayment on the portion prepaid. All prepayments made shall be recorded by the Lender and, prior to any transfer hereof, indorsed on the grid attached as Annex I hereto, which is part of this Promissory Note.

Upon failure or default in payment by the Company to pay all or any part of the principal amount, interest or any other amount under this Promissory Note, within 5 days of the date when due and payable or when declared due and payable, (i) the Lender may by notice to the Company, declare this Promissory Note, all interest thereon and all other amounts payable hereunder to be forthwith due and payable, whereupon this Promissory Note, all such interest and all such other amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company and (ii) the Lender may pursue its remedies against the Company and the personal property of the Company in such order as the Lender shall determine.

The Company agrees that, upon the acceleration of this Promissory Note following the occurrence of an Event of Default that is not cured within the applicable cure period, the Company shall pay to the Lender, in addition to principal and accrued interest thereon, all out-of-pocket costs of collection of the principal and accrued interest, including, but not limited to, all reasonable out-of-pocket attorneys’ fees, court costs, and other reasonable out-of-pocket costs and expenses of the Lender related to the enforcement of payment of this Promissory Note. Such amounts which are not paid within 10 days after Lender’s written demand therefor shall be added to the principal of this Promissory Note and will bear interest at the Default Rate.

No amendment, waiver, modification or supplement of any provision of this Promissory Note, nor consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing signed by the Company and accepted and agreed to by the Lender and then such amendment, waiver, modification, supplement or consent shall be effective only in the specific instance and for the specific purpose for which given.

This Promissory Note is governed by and construed in accordance with, the laws of the State of New York.

This Promissory Note may be assigned, in whole or in part, from time to time, by the Lender, only with ten calendar days prior written notice to the Company.

This Promissory Note and the rights and obligations under this Promissory Note are not assignable or delegable, directly or indirectly, in whole or in part, by the Company, without the prior written consent of the Lender. This Promissory Note shall be binding upon the Company, its permitted successors and its assigns, and, in addition, shall inure to the benefit of and be enforceable by the Lender and its successors and assigns. Whenever possible this Promissory Note and each provision hereof shall be interpreted in such manner as to be effective, valid and enforceable under applicable law. If, and to the extent that, any such provision of this Promissory Note shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provisions hereof, and any determination that the application of any provision hereof to any person or under any circumstance is illegal and unenforceable shall not affect the legality, validity and enforceability of such provision as it may be applied to any other person or in any other circumstance. All rights and remedies provided in this Promissory Note or any law shall be available to the Lender and shall be cumulative.

Except as otherwise expressly provided herein, the Company hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Lender with respect to the time of payment or any other provision hereof.

No course of dealing between the Company and the Lender and no delay or failure in exercising any rights hereunder in respect thereof shall operate as a waiver of any rights of the Lender.

This Promissory Note, and the indebtedness of the Company to the Lender evidenced hereby, shall not be subject to any set-off, recoupment or counterclaim, each of which is hereby expressly waived by the Company with respect to this Note and such indebtedness.

The Company hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in New York City in any action or proceeding arising out of or relating to this Promissory Note and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. Nothing herein shall limit the right of the Lender to bring proceedings against the Company in the courts of any other jurisdiction.

THE COMPANY HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PROMISSORY NOTE.

COMPANY:

AEGIS COMMUNICATIONS GROUP, INC.

By:	/s/ Deepak Rastogi
Name: Deepak Rastogi
Title: Vice President –Business Planning & Secretary

Annex I

PREPAYMENTS

Date	Amount Prepaid	Unpaid Balance	Notation Made By